Exhibit 99.1

ProPhase Labs Announces Financial Results for the Three Months Ended June 30, 2024

Company Anticipates Significant Sequential Growth in Quarterly Revenues Beginning in Q3 2024 and Beyond

Reports Pharmaloz Growth Acceleration Has Begun in Q3 2024 and Potential Sale of Business

Announces Major DTC Initiatives for Nebula Genomics, anticipating new sales ramp in Q4 2024

Company to hold a virtual conference call Wednesday, August 14, 2024, at 11:00 AM ET

GARDEN CITY, NY, August 14, 2024 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH) (“ProPhase” or the “Company”), a next-generation biotech, genomics, and diagnostics company, today reported its financial and operational results for the three months ended June 30, 2024. The Company also highlighted substantial progress in its ongoing strategic initiatives, which are expected to drive significant revenue growth in the upcoming quarters.

Highlights include:

Pharmaloz Manufacturing continues to add new customers. Projects accelerating growth in H2 2024. Aggressively pursuing strategic alternatives, including a potential sale.

Nebula Genomics’ major new Direct-To-Consumer (DTC) initiative, under development for the past eight months, is ready to launch.

Retains Stu Hollenshead, the former Chief Business Officer and Chief Operating Officer of Barstool Sports, to collaborate on the new Nebula Genomics DTC launch.

Company Announces Collaboration with Forward Healthcare Consultants to aid in the Commercialization of its Billion Dollar Potential BE-Smart Esophageal Cancer Diagnostic Test.

Prepares for commercialization of Equivir in anticipation of receipt of Final Trial Data expected in September.

Strategic AI initiative, Project ZenQ-AI, continues to develop, leveraging its massive global genomics database and patented discoveries in its BE-Smart Esophageal Cancer Diagnostic Test.

Subject to market conditions, our ability to generate enhanced revenues, and other factors, the Company anticipates that there will be a significant sequential improvement in revenues and EBITDA in the second half of 2024, driven by strategic advancements across its subsidiaries. ProPhase remains financially strong, with $2.4 million in cash and cash equivalents as of June 30, 2024, and a working capital position of $16.1 million.

Participants can register for the virtual conference call by navigating to:

https://www.renmarkfinancial.com/events/second-quarter-2024-results-virtual-conference-call-nasdaq-prph-l4Vthap3cH

Additional corporate highlights for the three months ended June 30, 2024, and recent positive developments, include the following:

1)	Pharmaloz Manufacturing

●	Engaged financial advisors to explore strategic options, including a potential sale of Pharmaloz, while projecting $14-16 million in revenue and over $5 million in pre-tax profit over the next twelve months (Q3 2024 – Q2 2025).
●	With the first production line fully booked, the Company is expanding its workforce to support additional shifts and is preparing for further capacity expansion.
●	Projections indicate potential annual production capacity of over $40 million once the second production line becomes operational.

●	Completed engineering plans that allow for expansion to up to seven production lines over the next five years, laying the foundation for sustained long-term growth.
●	Implemented several energy-saving initiatives that will significantly reduce water usage, energy costs, and transition the manufacturing facility to renewable energy sources.
●	Successfully initiated production on a new liquid fill line, addressing the fastest-growing segment in the lozenge market. This advancement is expected to recapture a significant market share for the Company’s oldest customer.
●	Continued the first phase of an engineering overhaul, including the addition of a second production line and comprehensive upgrades to essential systems such as chillers, boilers, and HVAC.
●	In late-stage negotiations with potential new customers varying from small to large. The large potential customers are each capable of taking the entire capacity of an additional production line once completed.
●	Preparing to launch production on year-round products reducing the seasonality impact on first half of year revenues.

2)	Nebula Genomics

●	Retains Stu Hollenshead, the former Chief Business Officer and Chief Operating Officer of Barstool Sports and current President and Chief Revenue Officer of 10pm Curfew, a key player in the social media space.
●	Launching a comprehensive marketing campaign featuring top influencers, managed by an experienced marketing leader with a proven track record in building global brands.
●	Nearing completion of an eight-month project to revamp its Direct-to-Consumer product, rebranded as DNA Complete. The new offering is designed to deliver the most robust genetic user platform, industry-leading pricing and faster turnaround times.
●	The revamped product will harness Nebula’s cutting-edge bioinformatics platform and the launch of proprietary advanced Ancestry platform, offering customers unparalleled analysis of their genomic data.
●	Expanded Nebula’s genomic database to include over 100,000 users to date from 130+ countries, ensuring the broadest diversity and the most comprehensive analysis available in the market.
●	Secured a contract to offer genetic counseling services, enhancing the value proposition for customers.
●	Currently working with several companies to potentially partner with and develop ways to further expand the value of the industry leading genomic database.
●	Data security remains a top priority of Nebula and is safeguarded by world-class cybersecurity measures to protect sensitive genetic information.

3)	BE-Smart Esophageal Cancer Test

●	As reported earlier in the week, ProPhase is collaborating with Forward Healthcare Consultants (FHC) to bring its BE-Smart esophageal cancer test to market. The experts at FHC will assist with securing market access by focusing on coverage, pricing, and coding. Additionally, FHC will bring its vast relationships with physician networks to drive commercialization success.
●	FHC is a world-renowned consulting company that has provided its support to a litany of pharmaceutical companies and helped them grow from small start-ups with development stage products to multi-billion-dollar enterprises with industry leading diagnostic applications.
●	Continued refining the BE-Smart test algorithm with new data analysis, enhancing its accuracy in predicting Barrett’s Esophagus risk.
●	Receiving an additional set of samples from Mayo Clinic to run a larger data set and learn not just the core proteins associated with BE-Smart but also other potential targets for future use in therapeutic applications.
●	Collaborating with Mayo Clinic and other experts to further validate the test through additional studies and peer-reviewed publications.

4)	Project ZenQ-AI

●	Project ZenQ-AI is making significant strides in advancing cancer research by leveraging ProPhase’s global genomics database and proprietary insights from the BE-Smart diagnostic test.
●	The AI is being trained on extensive datasets from Nebula Genomics and BE-Smart, showing exceptional ability to process and learn from this data.
●	By identifying new patterns and correlations within the genomic data, ZenQ-AI has the potential of opening up promising avenues for the development of new cancer therapies, with a focus on antibody drug conjugates.

5)	Equivir and TK Supplements

●	Completed the testing phase for the second arm of the Equivir clinical study, with final data expected by the end of August. Initial results have shown a significant reduction in upper respiratory infections, surpassing expectations.
●	Positioned Equivir as a pioneering supplement that is sugar-free and requires only once-daily intake, with clinical evidence supporting its efficacy in reducing upper respiratory infections.
●	Retail interest in Equivir is strong, with robust demand anticipated following its launch. It will be supported by an extensive social media and marketing campaign, leveraging the marketing infrastructure built for Nebula Genomics and leveraging the Company’s existing relationships with over 40,000 Food, Drug and Mass retail stores.
●	Both Equivir and Legendz XL are now being produced in-house at Pharmaloz, optimizing costs and enhancing profitability.

Ted Karkus, ProPhase Lab’s Chief Executive Officer, commented, “Q2 2024 was a transformative quarter for ProPhase. Our teams across all subsidiaries have made remarkable progress, particularly in Pharmaloz, where we built out our customer base with high margin business for the current Q3. We are also seeing tremendous growth potential from our new liquid fill line. We’re equally thrilled with the advancements in Nebula Genomics, where eight months of hard work have culminated in a cutting-edge product and an exciting go-to-market strategy that is about to be rolled out. We believe this initiative will revolutionize the consumer genomics market.

Project ZenQ-AI is a game-changer for us. The AI’s ability to effectively learn from and process the vast data sets from Nebula and BE-Smart is unparalleled. This initiative has the potential to lead to groundbreaking discoveries in cancer treatment, particularly in the development of antibody drug conjugates. We are excited about the possibilities that ZenQ-AI opens up for us and the impact it could have on cancer therapy.

As we prepare for the launch of Equivir, we are confident that our comprehensive marketing strategy, combined with the strong clinical results, will drive significant demand. The timing could not be better as we will be able to leverage our substantial social media platform that we built for Nebula.

The strategic moves we are making now are setting the stage for substantial growth in Q3 2024 and beyond, and we remain focused on maximizing shareholder value through disciplined execution and strategic expansion”, concluded Mr. Karkus.

Second Quarter 2024 Financial Results

Three Months Ended June 30, 2024 as Compared to the Three Months Ended June 30, 2023

For the three months ended June 30, 2024, net revenue was $2.5 million as compared to $13.2 million for the three months ended June 30, 2023. The decrease in net revenue was the result of a $7.8 million decrease in net revenue from diagnostic services, and a $2.9 million decrease in consumer products. The decrease in net revenue for diagnostic services was due to decreased COVID-19 testing volumes compared to the 2023 period. Overall diagnostic testing volume decreased from 126,000 tests in the three months ended June 30, 2023 to zero tests in the three months ended June 30, 2024. None of the tests during the three months ended June 30, 2023 were reimbursed by the HRSA uninsured program.

Cost of revenues for the three months ended June 30, 2024 were $2.9 million, comprised of $0.7 million for diagnostic services and $2.2 million for consumer products. Cost of revenues for the three months ended June 30, 2023 were $6.8 million, comprised of $3.8 million for diagnostic services and $3.0 million for consumer products.

We realized a gross margin loss of $0.5 million for the three months ended June 30, 2024 as compared to a gross margin profit of $6.4 million for the three months ended June 30, 2023. The decrease of $6.9 million was comprised of a decrease of $4.7 million in diagnostic services, and a decrease of $2.2 million in consumer products. For the three months ended June 30, 2024 and 2023, we realized an overall gross margin of (19.2)% and 48.8%, respectively. Gross margin for diagnostic services was zero or not applicable due to no revenue and 51.6% in the 2024 and 2023 comparable periods, respectively. Gross margin for consumer products was 9.4% and 44.7% in the 2024 and 2023 comparable periods, respectively. Gross margin for consumer products have historically been influenced by fluctuations in quarter-to-quarter production volume, fixed production costs and related overhead absorption, raw ingredient costs, inventory mark to market write-downs and timing of shipments to customers.

Diagnostic services costs for the three months ended June 30, 2024 were zero compared to $0.6 million for the three months ended June 30, 2023. The decrease in diagnostic service costs of $0.6 million for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023 was due to decreased COVID-19 testing volumes in 2024 compared to the 2023 period.

General and administration expenses for the three months ended June 30, 2024 were $7.2 million as compared to $9.9 million for the three months ended June 30, 2023. The decrease in general and administration expenses of $2.7 million for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023 was principally related to a decrease in personnel expenses and professional fees associated with our diagnostic services business.

Research and development costs for the three months ended June 30, 2024 were $139,000 as compared to $572,000 for the three months ended June 30, 2023. The decrease in research and development costs of $433,000 for the three months ended June 30, 2024 as compared to the three months ended June 30, 2023 was principally due to decreased activities related to product research and field testing as a result of refined focus and efforts.

As a result of the effects described above, net loss for the three months ended June 30, 2024 was $6.2 million, or $(0.33) per share, as compared to net loss of $3.4 million, or $(0.20) per share, for the three months ended June 30, 2023. Diluted loss per share for the three months ended June 30, 2024 and 2023 were $(0.33) per share and $(0.20) per share, respectively.

Our aggregate cash and cash equivalents as of June 30, 2024 were $2.4 million as compared to $2.1 million at December 31, 2023. Our working capital was $16.1 million and $26.7 million as of June 30, 2024 and December 31, 2023, respectively. The decrease of $0.2 million in our cash and cash equivalents for the six months ended June 30, 2024 was principally due to $9.9 million cash used in operating activities, capital expenditures of $1.0 million, and repayment of notes payable for $898,000, offset by proceeds from the sale of marketable debt securities of $3.4 million, proceeds from issuance of common stock, notes payable and mortgage loan of $8.5 million.

Webcast Details

Investors interested in participating in this live event will need to register using the link below. After the event, a replay will be available on The Company’s Investor website.

REGISTER HERE: https://www.renmarkfinancial.com/events/second-quarter-2024-results-virtual-conference-call-nasdaq-prph-l4Vthap3cH

About ProPhase Labs

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and diagnostics company. Our goal is to create a healthier world with bold action and the power of insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, while developing potential game changer diagnostics and therapeutics in the fight against cancer. This includes a potentially life-saving cancer test focused on early detection of esophageal cancer and potential breakthrough cancer therapeutics with novel mechanisms of action. Our world-class CLIA labs and cutting-edge diagnostic technology provide wellness solutions for healthcare providers and consumers. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our multi-billion-dollar potential.

Forward Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectation to enter into new agreements for Pharmaloz, our expectations regarding the future revenue growth potential of each of our subsidiaries, our expectations regarding future liquidity events, the expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our ability to enter into new domestic and international long-term contracts for our Nebula Genomics business and the financial impact of any such contracts, the anticipated timing for the receipt of new equipment and installation of additional lozenge lines and their ability to increase capacity and revenue, our anticipated expenses, ability to obtain funding for our operations and the sufficiency of our cash resources, and the expected timeline for the launch of Equivir capsules. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

267-880-1111

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman

514-939-3989

Jboidman@renmarkfinancial.com

Source: ProPhase Labs, Inc.

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$1,780	$1,609
Restricted cash	585	540
Marketable securities, available for sale	1	3,127
Accounts receivable, net	32,937	36,313
Inventory, net	3,867	3,841
Prepaid expenses and other current assets	4,973	2,155
Total current assets	44,143	47,585

Property, plant and equipment, net	15,420	12,898
Prepaid expenses, net of current portion	584	832
Operating lease right-of-use asset, net	4,350	4,572
Intangible assets, net	11,041	12,333
Goodwill	5,231	5,231
Deferred tax asset	12,049	7,313
Other assets	860	1,163
TOTAL ASSETS	$93,678	$91,927

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$13,628	$9,383
Accrued diagnostic services	227	314
Accrued advertising and other allowances	11	24
Finance lease liabilities	3,897	1,840
Operating lease liabilities	965	953
Short-term loan payable, net of discount of $758	3,259	—
Deferred revenue	1,821	2,382
Income tax payable	2,660	3,278
Other current liabilities	1,544	2,683
Total current liabilities	28,012	20,857

Non-current liabilities:
Secured long-term debt, net of discount of $329 and $341	2,926	2,924
Unsecured promissory notes, net of discount of $198 and $266	7,402	7,334
Due to sellers (see Note 3)	2,000	2,000
Deferred revenue, net of current portion	893	1,100
Operating lease liabilities, net of current portion	4,005	4,237
Finance lease liabilities, net of current portion	4,364	4,092
Total non-current liabilities	21,590	21,687
Total liabilities	49,602	42,544

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity
Preferred stock authorized 1,000,000, $0.0005 par value, no shares issued and outstanding	—	—
Common stock authorized 50,000,000, $0.0005 par value, 19,078,529 and 18,045,029 shares outstanding, respectively	18	18
Additional paid-in capital	125,703	118,694
Accumulated deficit	(17,447)	(5,029)
Treasury stock, at cost, 18,940,967 and 18,940,967 shares, respectively	(64,000)	(64,000)
Accumulated other comprehensive loss	(198)	(300)
Total stockholders’ equity	44,076	49,383
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$93,678	$91,927

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations and Other Comprehensive Loss

(in thousands, except per share amounts)

(unaudited)

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues, net	$2,474	$13,217	$6,108	$32,520
Cost of revenues	2,950	6,769	7,017	15,552
Gross (loss) profit	(476)	6,448	(909)	16,968

Operating expenses:
Diagnostic expenses	—	597	—	1,800
General and administration	7,212	9,937	14,805	18,235
Research and development	139	572	411	716
Total operating expenses	7,351	11,106	15,216	20,751
Loss from operations	(7,827)	(4,658)	(16,125)	(3,783)

Interest income, net	—	27	—	38
Interest expense	(643)	(291)	(1,158)	(506)
Other (expense) income	30	8	12	(99)
Loss from operations before income taxes	(8,440)	(4,914)	(17,271)	(4,350)
Income tax benefit	2,287	1,474	4,853	1,460
Loss from operations after income taxes	(6,153)	(3,440)	(12,418)	(2,890)
Net loss	$(6,153)	$(3,440)	$(12,418)	$(2,890)

Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(58)	496	102	(169)
Total comprehensive loss	$(6,211)	$(2,944)	$(12,316)	$(3,059)

Loss per share:
Basic	$(0.33)	$(0.20)	$(0.67)	$(0.17)
Diluted	$(0.33)	$(0.20)	$(0.67)	$(0.17)

Weighted average common shares outstanding:
Basic	18,888	16,845	18,466	16,797
Diluted	18,888	16,845	18,466	16,797

ProPhase Labs, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the six months ended
	June 30, 2024	June 30, 2023
Cash flows from operating activities
Net loss	$(12,418)	$(2,890)
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Realized loss on marketable debt securities	18	108
Depreciation and amortization	3,303	2,639
Amortization of debt discount	381	44
Amortization on operating lease right-of-use assets	222	217
Stock-based compensation expense	2,385	2,003
Accounts receivable allowances	—	718
Credit loss expense, direct write-off	—	(194)
Inventory reserve	(75)	—
Gain from disposal of fixed assets	(19)	—
Changes in operating assets and liabilities:
Accounts receivable	3,376	(2,042)
Inventory	49	353
Prepaid expenses and other current assets	(3,809)	(1,661)
Deferred tax asset	(4,900)	(1,790)
Other assets	847	—
Accounts payable and accrued expenses	4,245	(1,119)
Accrued diagnostic services	(87)	(667)
Accrued advertising and other allowances	(13)	(28)
Deferred revenue	(768)	(198)
Deferred tax liability	—	(307)
Operating lease liabilities	(895)	(154)
Income tax payable	(618)	(1,798)
Other liabilities	(1,161)	285
Net cash used in operating activities	(9,937)	(6,481)

Cash flows from investing activities
Business acquisitions, escrow received	—	478
Asset acquisitions, net of cash acquired	—	(2,904)
Purchase of marketable securities	—	(3,819)
Proceeds from maturities of marketable securities	—	4,168
Proceeds from sales of marketable securities	3,374	2,817
Proceeds from sales of fixed assets	150	—
Capital expenditures	(965)	(1,177)
Net cash provided by (used in) investing activities	2,559	(437)

Cash flows from financing activities
Proceeds from issuance of note payable	3,868	7,600
Proceeds from issuance of common shares, net	4,624	—
Repurchases of common shares	—	(588)
Repurchase of common stock for payment of statutory taxes due on cashless exercise of stock option	—	(5,379)
Repayment of note payable	(898)	—
Net cash provided by financing activities	7,594	1,633

Increase (decrease) in cash, cash equivalents and restricted cash	216	(5,285)
Cash, cash equivalents and restricted cash at the beginning of the period	2,149	9,109
Cash, cash equivalents and restricted cash at the end of the period	$2,365	$3,824

Supplemental disclosures:
Cash paid for income taxes	$454	$3,000
Interest payment on the promissory notes	$1,237	$690

Supplemental disclosure of non-cash investing and financing activities:
Stock-based compensation included in the prepaid expense	$—	$1,251
Net unrealized loss, investments in marketable debt securities	$266	$258
Assets obtained in exchange for new finance lease obligations	$3,699	$1,495
Reclassification between prepaid expenses and other assets	$544	$—
Accrued offering cost	$22	$—
Issuance of warrants with unsecured promissory note	$—	$398
Common stock issued in asset acquisition	$—	$1,000

Non-GAAP Financial Measures and Reconciliation

In an effort to provide investors with additional information regarding our results of operations as determined by accounting principles generally accepted in the United States of America (“GAAP”), we disclose certain non-GAAP financial measures. The primary non-GAAP financial measures we disclose are EBITDA and Adjusted EBITDA.

We define “EBITDA” as net income (loss) before net interest expense, income taxes, depreciation and amortization. Adjusted EBITDA further adjusts EBITDA by excluding acquisition costs, other non-cash items, and other unusual or non-recurring charges (as described in the table below).

Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same names and may differ from non-GAAP financial measures with the same or similar names that are used by other companies. We compute non-GAAP financial measures using the same consistent method from quarter to quarter and year to year. We may consider whether other significant items that arise in the future should be excluded from the non-GAAP financial measures.

We use EBITDA and Adjusted EBITDA internally to evaluate and manage the Company’s operations because we believe they provide useful supplemental information regarding the Company’s ongoing economic performance. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our operating results primarily because they exclude amounts that are not considered part of ongoing operating results when planning and forecasting and when assessing the performance of the organization. In addition, we believe that non-GAAP financial information is used by analysts and others in the investment community to analyze our historical results and in providing estimates of future performance and that failure to report these non-GAAP measures could result in confusion among analysts and others and create a misplaced perception that our results have underperformed or exceeded expectations.

The following table sets forth the reconciliations of EBITDA and Adjusted EBITDA excluding other costs to the most comparable GAAP financial measures (in thousands):

	For the three months ended		For the six months ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
GAAP net income (1)	$(6,153)	$(3,440)	$(12,418)	$(2,890)
Interest, net	643	264	1,158	468
Income tax benefit	(2,287)	(1,474)	(4,853)	(1,460)
Depreciation and amortization	1,617	1,347	3,303	2,639
EBITDA	(6,180)	(3,303)	(12,810)	(1,243)
Share-based compensation expense	796	1,056	2,385	2,003
Non-cash rent expense (2)	67	6	236	12
Credit loss expense	—	—	—	74
Adjusted EBITDA	$(5,317)	$(2,241)	$(10,189)	$846

(1)	We believe that net income (loss) is the financial measure calculated and presented in accordance with GAAP that is most directly comparable to EBITDA and Adjusted EBITDA. EBITDA and Adjusted EBITDA measure the Company’s operating performance without regard to certain expenses. EBITDA and Adjusted EBITDA are not presentations made in accordance with GAAP and the Company’s computation of EBITDA and Adjusted EBITDA may vary from others in the industry. EBITDA and Adjusted EBITDA have important limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of the Company’s results as reported under GAAP.

(2)	The non-cash portion of rent, which reflects the extent to which our GAAP rent expense recognized exceeds (or is less than) our cash rent payments. For newer leases, our rent expense recognized typically exceeds our cash rent payments, while for more mature leases, rent expense recognized is typically less than our cash rent payments.